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                                                                 EXHIBIT 10.4(b)


                   FIRST AMENDMENT TO AMERISTAR CASINOS, INC.
                            1999 STOCK INCENTIVE PLAN

     THIS FIRST AMENDMENT TO AMERISTAR CASINOS, INC. 1999 STOCK INCENTIVE PLAN ("Amendment") is made as of this 8th day of December, 2000.

     WHEREAS, at the meeting of the Board of Directors of Ameristar Casinos, Inc. (the "Company") on December 8, 2000, the Board determined that it was in the Company's best interests to amend the Company's 1999 Stock Incentive Plan (the "Plan") to increase the number of shares of the Company's common stock ("Shares") that may be distributed under the Plan and to increase the number of Shares that may be distributed to any one person in any calendar year under the Plan.

     WHEREAS, pursuant to the authority granted by the Board, the Company has decided to amend the Plan in accordance with the terms and conditions set forth below.

                                   AMENDMENTS

1. TOTAL SHARES FOR DISTRIBUTION. The existing paragraph 4.1 of the Plan is deleted, and the following is inserted as the new paragraph 4.1:

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,600,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award, (i) the total number of shares of Stock issued upon the exercise of options under the Plan and the Company's Management Stock Option Incentive Plan, as amended and restated through September 4, 1996 (the "Prior Plan") plus (ii) the total number of shares of Stock issuable upon exercise of all outstanding options of the Company under the Plan and the Prior Plan plus
     (iii) the total number of shares of Stock underlying awards of Restricted Stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 4,600,000 shares (subject to adjustment as provided in
     Section 4.3). Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

2. CALENDAR YEAR LIMIT. The existing clause (c) of paragraph 3.2 of the Plan is deleted, and the following is inserted as the new clause (c) of paragraph 3.2.

     (c) to determine the number of shares of the common stock of the Company, $0.01 par value (the "Stock"), to be covered by each award granted hereunder, provided that no Participant will be granted Stock Options on or with respect to more than 1,000,000 shares of Stock in any calendar year.

3. GENERAL. Except as modified in this Amendment, the Plan remains in full force and effect. The headings used in this Amendment are for convenience purposes only and should not be read to limit or alter provisions of this Amendment.


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     IN WITNESS WHEREOF, Ameristar Casinos, Inc. has executed this Amendment as of the date set forth above.


AMERISTAR CASINOS, INC.,
a Nevada corporation


By: /s/ THOMAS M. STEINBAUER
   ------------------------------------------------------
        Thomas M. Steinbauer
        Senior Vice President and Chief Financial Officer






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